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											  EXHIBIT 99


	            PROXY FOR SPECIAL MEETING OF THE SHAREHOLDERS

	                      TO BE HELD AUGUST 8, 1994


	                    FIRST SOUTHEAST BANKING CORP.
	                           303 Center Street
	                         Lake Geneva, WI 53147


		The undersigned hereby appoints David A. Straz, Jr. and David A. Straz,
	or either of them, proxies with power of substitution to vote all the shares
	of Common Stock that the undersigned would be entitled to vote if then
	personally present at the Special Meeting of Shareholders of First Southeast
	Banking Corp. to be held August 8, 1994, at 9:00 a.m., local time, and at
	any adjournments thereof, upon the matters as set forth in the Proxy
	Statement-Prospectus dated July 6, 1994, receipt of which is hereby
	acknowledged, as follows:

			The Board of Directors recommends a vote "FOR"
		the following:

	     1.	to consider and vote upon the approval and adoption of an
		  Agreement and Plan of Reorganization dated as of February 10, 1994
		  by and among First Southeast Banking Corp., Firstar Corporation
		  and Firstar Corporation of Wisconsin (a subsidiary of Firstar
		  Corporation), and a Plan of Merger dated as of February 10, 1994
		  by and between First Southeast Banking Corp. and Firstar
		  Corporation of Wisconsin, joined in by Firstar Corporation for
		  certain limited purposes, providing for the merger of First
		  Southeast Banking Corp. with and into Firstar Corporation of
		  Wisconsin, in which the outstanding shares of First Southeast
		  Banking Corp. Common Stock will be converted into the right to
		  receive shares of Firstar Corporation Common Stock and associated
		  Preferred Stock Purchase Rights, all as more fully described in
		  the Proxy Statement-Prospectus.

				_______		_______		_______
				_______		_______		_______
				  FOR		AGAINST		ABSTAIN

	     2.	in their discretion, on such other business as may properly be
		  brought before the Special Meeting or any adjournment or adjournments thereof.


		THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.


					Please
					Sign Here ________________________________

					Dated: _____________________________, 1994


		Note: Please date proxy and sign it exactly as name or names appear
	above.  All joint owners of shares should sign.  State full title when
	signing as executor, administrator, trustee, guardian, etc.